UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2012

PDF SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

000-31311

(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

333 West San Carlos Street, Suite 700

San Jose, CA 95110

(Address of principal executive offices, with zip code)

(408) 280-7900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2012, the Board of Directors of PDF Solutions, Inc. (the “Company”) appointed Mr. Shahbazian as principal financial and accounting officer on a temporary basis. This temporary arrangement is the result of an unexpected leave by the Company's Vice President, Finance and Chief Financial Officer, Mr. Walker, during which time Mr. Walker will remain an employee of the Company but is not expected to perform his responsibilities as principal financial officer. Mr. Walker has informed the Company that he plans to resume his responsibilities within six to twelve weeks.

Under the temporary employment offer (the “Agreement”) with Mr. Shahbazian, his title will be Vice President, and he will act as principal financial and accounting officer from the date of appointment until Mr. Walker resumes his responsibilities. Under the terms of the Agreement, the Company will pay to him a semi-monthly salary of $11,250 and has granted him an award under the Company's 2011 Incentive Stock Plan for stock units covering 9,000 shares of the Company's Common Stock (the “RSU”).  The RSU will vest (and shares will be issued) in the following manner:  4,500 shares subject to the RSU shall vest on March 26, 2012, and the remaining 4,500 shall vest on April 15, 2012, provided that Mr. Shahbazian remains in continuous service with the Company through each such vesting date. The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with the Company's Annual Report on Form 10-K for the 2011 fiscal year end.

Mr. Shahbazian, 65, brings more than 30 years of diverse high technology experience, including CFO roles in public and private companies. Prior to this appointment, Mr. Shahbazian previously served as the Company's Interim CFO, Vice President, Finance from June 2011 through December 2011. Prior to that, Mr. Shahbazian served as chief financial officer and either senior vice president or vice president at various companies, including Guidewire Software, Inc. from November 2007 to July 2009, Embarcadero Technologies from October 2005 through July 2007, Niku Corporation (acquired by Computer Associates) from January 2003 to August 2005, ANDA Networks, Inc. from November 2000 to November 2002, Inventa Technologies, Inc. from January 2000 to November 2000, and Walker Interactive Systems, Inc. from April 1999 to January 2000.  Prior to these roles, Mr. Shahbazian spent nearly 20 years with Amdahl Corporation in a variety of senior financial positions. Mr. Shahbazian holds a B.S. in Business from California State University, Fresno, and an MBA from the University of Southern California, Los Angeles, California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)

By:	/s/ John Kibarian
John Kibarian President and Chief Executive Officer

Dated: March 14, 2012